UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 AUGUST 4, 2000
                ------------------------------------------------
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


                          AMERICAN ENTERPRISE.COM, CORP
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          FLORIDA                         0-24696                59-3248917
----------------------------         ----------------        -------------------
(STATE OR OTHER JURISDICTION         (COMMISSION FILE          (IRS EMPLOYER
    OF INCORPORATION)                      NUMBER)           IDENTIFICATION NO.)



6800 NORTH DALE MABRY, SUITE 100, TAMPA FL                          33614
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 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)



                                 (813) 882-6567
              ----------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                 NOT APPLICABLE
          ------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

ITEM 2. DISPOSITION OF ASSETS

In November 1998, American Enterprise.Com, Corp, previously known as National Diagnostics, Inc. ("the Company") refinanced its major medical equipment with Siemens Credit Corporation. The Company fell behind in its refinanced obligations and in March 1999, the Company entered into another agreement (the "Work Out" agreement) with its major lessor. The Work Out agreement would allow the Company to make installments through September 1999, for its arrearages. Subsequently, the Company fell behind in its payments according to the Work Out agreement. In February 2000, Siemens Credit Corporation, filed suit in Division H, Circuit Court of the 13th Judicial Circuit in Hillsborough County, Florida for breach of certain Work Out agreements, and lease contracts, as reported in the Company's latest Form 10-KSB and Form 10-QSB. Principal parties to the suit include the Company and its parent AESI, and certain past officers of the Company. The suit alleges damages of approximately $4.5 million and replevin of certain leased medical equipment. A similar suit was filed in February 2000 (currently pending) in the 4th Judicial Circuit in Duval County, Florida, against the Company's subsidiary, National Diagnostics/Riverside, Inc. alleging damages of $1.3 million and replevin of certain leased medical equipment. On June 20, 2000, the Circuit in Hillsborough County, Florida granted a Prejudgment Writ of Replevin to be issued post 30 days on July 20, 2000 entitling Siemens to take possession of approximately $2.5 million of medical equipment currently utilized in two diagnostic centers of the Company.

On August 2, 2000, the Company entered into a Forbearance Agreement with Siemens, which effectively postpones the execution of prejudgment writs of replevin until November 17, 2000. Among other conditions of the Forbearance Agreement, the Company agreed to pay Siemens $360,000. The Company's parent AESI paid $320,000 (borrowed funds) to Siemens, with the balance of $40,000 due August 7, 2000. The Company also agreed to an order for a prejudgment writ of replevin for the equipment located in the Company's closed Riverside facility.

In the meantime, the Company is working toward obtaining a financial arrangement that will allow the Company to retain the equipment subject to replevin. As condition to the Forbearance Agreement, Siemens retains the right to consent to any such sale or lease. In the event that the Company is not successful in achieving its goal in retaining the medical equipment of the outcome of the litigation is not favorable, the results could materially impact the Company's financial position, results of operations, and/or liquidity.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


August 4, 2000                      AMERICAN ENTERPRISE.COM CORP


                                    By: /s/ CHUCK BROES
                                        ----------------------------------------
                                        Chuck Broes, CEO